Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Biostar Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (and the Prospectus included therewith) (SEC File No. 333-215380) had been included in the Annual Report on the Form 10-K of Biostar Pharmaceuticals, Inc. for the years ended December 31, 2016 and 2015 as filed with the U.S. Securities and Exchange Commission on April 13, 2017.

/s/Mazars CPA Limited
Mazars CPA Limited Certified Public Accountants
Hong Kong
April 13, 2017